SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

DATE OF REPORT:
November 9, 2012
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047 04-2870273
(Commission File Number) (I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370
(Address of Principal Executive Offices)

(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Closing of Merger

As previously disclosed, on April 30, 2012 Independent Bank Corp. (the “Company”), the parent of Rockland Trust Company (“Rockland Trust”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Central Bancorp, Inc. (“Central”) pursuant to which the Company would acquire Central (the “Merger”) and Rockland Trust would acquire Central Co-operative Bank, the wholly-owned bank subsidiary of Central (“Central Bank”). The legal closing of the transactions contemplated by the Merger Agreement occurred November 9, 2012, and the Merger was effective as of 12:01 a.m. on Saturday, November 10, 2012 (the “Effective Time”). As of the Effective Time, Central was legally merged with and into Independent, with Independent the surviving entity, and Central Bank legally merged with and into Rockland Trust, with Rockland Trust the surviving entity.

Under the terms of the Merger Agreement, each share of Central common stock, converted at the Effective Time into the right to receive either (i) $32.00 in cash or (ii) 1.0533 shares of Independent common stock. The Merger Agreement provides that 40% of the aggregate merger consideration must consist of cash and 60% of the aggregate merger consideration must consist of shares of Independent common stock. Each holder of a vested or unvested option to purchase Central common stock received a cash payment in settlement of such options.

Results of Merger Consideration Elections and Pro-rations

The results of the elections made by Central shareholders pursuant to the Merger Agreement as to the form of consideration to be received due to the Merger are as follows:

•
Stock Elections: Central shareholders who validly elected to receive all Independent common stock will receive 1.0533 shares of Independent common stock for each share of Central common stock with respect to which that election was made;

•
Non-Elections: Central shareholders who validly elected either the “No Preference” choice or who did not make a valid election will receive 1.0533 shares of Independent common stock for each share of Central common stock held immediately prior to the Merger; and

•
Cash Elections: Cash elections were oversubscribed and therefore subject to the pro-ration calculations specified in the Merger Agreement, so that in the aggregate 60% of the shares of Central common stock outstanding immediately prior to the merger were converted into shares of Independent common stock and the remaining 40% of the shares of Central common stock outstanding immediately prior to the Merger were converted into the right to receive $32.00 in cash, without interest. Due to the pro-ration required by the oversubscription of cash elections, Central shareholders who validly elected to receive cash will receive $32.00 in cash, without interest, for 52.8385% of their shares and 1.0533 shares of Independent common stock for 47.1615% of their shares.

Under the terms of the Merger Agreement, cash will be issued in lieu of fractional shares. Each Central shareholder who would otherwise have been entitled to receive a fraction of a share of Independent common stock in the Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share interest which such holder would otherwise be entitled to receive by (ii) $29.53, which was the volume-weighted average trading price of a share of Independent common stock on The Nasdaq Global Select Market, as reported by Bloomberg L.P. for the five consecutive trading days ending on the fifth trading day immediately preceding the closing date of the Merger, rounded to the nearest whole cent.

As a result of the elections and pro-ration described above, Central shareholders will receive an aggregate of approximately 1,068,647 shares of Independent common stock and an aggregate of $21,644,160 in cash, which does not include cash in lieu of fractional shares. Independent now has, including the shares issued in connection with the acquisition, approximately 22,748,865 shares of common stock outstanding.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Line of Credit Borrowing

Immediately prior to the closing of the Merger described in Item 2.01 above, and in accordance with the Merger Agreement, Central redeemed the 10,000 shares of Central’s Senior Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), issued pursuant to the Small Business Lending Fund program, by paying the United States Department of the Treasury the Ten Million Dollars ($10,000,000) liquidation amount of the Series B Preferred Stock, plus $52,778 of accrued but unpaid dividends. On November 9, 2012 Independent made an unsecured loan to Central, the proceeds of which were immediately used to pay the redemption cost of the Series B Preferred Stock just prior to the legal closing. Independent funded its unsecured loan to Central by drawing approximately $10,000,000 from its recently reported line of credit with PNC Bank, National Association. Independent anticipates that it will repay the amount drawn from the PNC Bank line of credit, in full, within 12 to 24 months. The corresponding asset and liability associated with the unsecured loan from Independent to Central, which were equal and offsetting, were cancelled in connection with the financial consolidation of Central and Independent.

Debenture Assumptions

In connection with the Merger described in Item 2.01 above, Independent assumed all obligations under $5.3 million principal amount of Central’s floating rate junior subordinated debentures due December 15, 2034 (the “Trust I Debentures”), which were issued by Central in 2004 in connection with a trust preferred securities financing. The interest rate on the Trust I Debentures is variable and adjustable quarterly at 2.44% over three-month LIBOR. Interest on the debentures may be deferred at any time or from time to time for a period not exceeding 20 consecutive quarterly periods (five years), provided there is no event of default.

Independent also assumed all obligations under $6.1 million principal amount of Central’s floating rate junior subordinated debentures due March 15, 2037 (the “Trust II Debentures”), which were issued by Central in 2007 in connection with a trust preferred securities financing. From January 31, 2007 until March 15, 2017 (the “Fixed Rate Period”), the interest rate on the Trust II Debentures is fixed at 7.015% per annum. Upon the expiration of the Fixed Rate Period, the interest rate on the Trust II Debentures will be at a variable per annum rate, reset quarterly, equal to the three-month LIBOR rate plus 1.65%. Interest on the Trust II Debentures may be deferred at any time or from time to time for a period not exceeding 20 consecutive quarterly payments (five years), provided there is no event of default.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As of the closing of the Merger described in Item 2.01 above, former Central Director John J. Morrissey was appointed a Class I Director of Independent, with a term expiring at Independent’s 2015 Annual Shareholder Meeting, and was also appointed a Director of Rockland Trust.  Mr. Morrissey is a founding partner of the Braintree, Massachusetts law firm Morrissey, Wilson, Zafiropoulos LLP.

In connection with his election as a Director, Mr. Morrissey was awarded 1,000 restricted shares of Independent common stock under Independent’s 2010 Non-Employee Director Stock Plan. The awarded shares will vest on November 9, 2017.

* * *

A copy of the news release announcing the completion of the Merger, the results of the merger consideration elections and pro-rations, and the appointment of Mr. Morrissey as a Director is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements:

Certain statements contained in this filing that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of the Company with the Securities Exchange Commission (the “SEC”), in press releases and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the acquisition of Central by the Company, including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the Merger; (ii) statements of plans, objectives and expectations of management or the Boards of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the risk that the businesses involved in the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (ii) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (iii) revenues following the Merger may be lower than expected; (iv) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) the ability to obtain governmental approvals of the Merger on the proposed terms and schedule; (vi) local, regional, national and international economic conditions and the impact they may have on the parties to the Merger and their customers; (vii) changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; (viii) prepayment speeds, loan originations and credit losses; (ix) sources of liquidity; (x) shares of common stock outstanding and common stock price volatility; (xi) fair value of and number of stock-based compensation awards to be issued in future periods; (xii) legislation affecting the financial services industry as a whole, and/or the parties and their subsidiaries individually or collectively; (xiii) regulatory supervision and oversight, including required capital levels; (xiv) increasing price and product/service competition by competitors, including new entrants; (xv) rapid technological developments and changes; (xvi) the parties’ ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xvii) the mix of products/services; (xiii) containing costs and expenses; (xix) governmental and public policy changes; (xx) protection and validity of intellectual property rights;

(xxi) reliance on large customers; (xxii) technological, implementation and cost/financial risks in large, multi-year contracts; (xxiii) the outcome of pending and future litigation and governmental proceedings; (xxiv) continued availability of financing; (xxv) financial resources in the amounts, at the times and on the terms required to support the parties’ future businesses; and (xxvi) material differences in the actual financial results of merger and acquisition activities compared with expectations, including the full realization of anticipated cost savings and revenue enhancements. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to the parties or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. The parties undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is filed as part of this report:

Exhibit No.    Description

99.1	News Release of Independent Bank Corp. dated November 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE:	November 13, 2012	BY: /s/ Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL

EXHIBIT INDEX

Exhibit No.    Description

99.1	News Release of Independent Bank Corp. dated November 9, 2012